                                                                  EXHIBIT 99(o)

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-Q

(Mark One)
/X/ QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

                 For the quarterly period ended March 31, 1993
                                       OR
/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

  For the Transition period from __________to__________

                             Commission File Number

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
             (Exact name of registrant as specified in its charter)

      NATIONAL BANKING LAWS                         94-2622607
(State  or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                 Identification No.)

              250 LYTTON AVENUE, PALO ALTO, CALIFORNIA 94301
            (Address of principal executive office)  (Zip Code)

Registrant's telephone number, including area code, (415)327-0210

                                 NOT APPLICABLE
Former name, former address and former fiscal year, if changed since last report.



Indicate by check mark whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports, and (2) has been subject to such filing requirements for the
past 90 days.  Yes  X     No
                   ---      ---

Indicate the number of shares outstanding of each of the issuer's classes of common stock as of the latest practicable date.

Common shares outstanding as of May 11, 1993 - 1,333,842

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                           QUARTERLY REPORT FORM 10-Q

                                     INDEX

                                                                    Page
PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

         Consolidated Balance Sheets                                  4

         Consolidated Statements of Income for The
         Three Months Ended March 31, 1993 and 1992                   5

         Consolidated Statements of Cash Flows for
         The Three Months Ended March 31, 1993 and 1992               6

         Statement of Changes in Undivided Profits for
         The Quarter Ended March 31, 1993 and 1992                    7

         Notes to Consolidated Financial Statements                   8

Item 2.  Management's Discussion and Analysis of
         Financial Condition and Results of Operations               10

PART II. OTHER INFORMATION

Item 1.  Legal Proceedings                                           18

Item 2.  Changes in Securities                                       18

Item 3.  Defaults Upon Senior Securities                             18

Item 4.  Submission of Matters to a Vote of Security
         Holders                                                     18

Item 5.  Other Information                                           18

Item 6.  Exhibits and Reports on Form 8-K                            18

         Signatures                                                  19

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                          AND CONSOLIDATED SUBSIDIARY





                                     PART I

                             FINANCIAL INFORMATION


University National Bank & Trust Company (the "Bank") commenced business as a general commercial bank on May 13, 1980. The Bank's wholly-owned subsidiary, Lytton Corporation, is inactive. Consolidated financial statements are filed for the Bank and Lytton Corporation.

The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended March 31, 1993. The results for this period are not necessarily indicative of the result to be expected for the year. The financial statements included herein are unaudited.

ITEM 1. Financial Statements

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                           CONSOLIDATED BALANCE SHEET
                           (Unaudited, 000's omitted)

                                                          March 31,       December 31,
                                                            1993              1992
                                                                (In Thousands)
ASSETS
Cash and Due From Banks                                   $ 25,251          $ 28,321
Securities                                                  73,379            71,744
Federal Funds Sold                                          27,500            27,600
Loans and Lease Financing
  Commercial, Financial & Industrial                        35,755            27,037
  Real Estate Construction                                  12,927            14,322
  Real Estate Mortgage                                     149,830           153,866
  Instalment Loans                                          19,437            22,736
  Lease Financing                                            5,991             5,408
  Bankers Acceptances                                          994             1,983
  Other Loans                                                5,359             5,536
  Less: Unearned Income                                       (924)             (562)
Total Gross Loans                                          229,369           230,326
Less Reserve for Loan Losses                                (3,835)           (3,682)
Net Loans                                                  225,534           226,644
Premises and Fixed Assets                                   14,702            14,767
Other Real Estate Owned                                        609             1,112
Accrued Interest Receivable
  And Other Assets                                           4,892             3,814
    Total Assets                                          $371,867          $374,002

LIABILITIES
Deposits
  Demand                                                  $ 44,759          $ 56,272
  Savings & Super NOW accounts                              80,269            85,815
  Money Fund Accounts                                      192,281           176,620
  Time Deposits $100,000 and over                           15,862            17,857
  Time Deposits under $100,000                               6,147             6,629
Total Deposits                                            $339,318          $343,193

Securities sold under Repurchase
  Agreement                                                    467                 0
Accrued Interest Payable and
  Other Liabilities                                          2,616             2,384
    Total Liabilities                                     $342,401          $345,577

EQUITY CAPITAL
Common Stock, $2.50 par value
  Authorized, 3,000,000 shares
Issued and Outstanding, 1,310,566 Shares at
  12/31/92 & 1,333,842 at 3/31/93                            3,335             3,277
Capital Surplus                                              7,477             7,095
Retained Earnings                                           18,654            18,053
TOTAL SHAREHOLDERS EQUITY                                 $ 29,466          $ 28,425

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                 $371,867          $374,002

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                        CONSOLIDATED STATEMENT OF INCOME
                           (Unaudited, 000's omitted)

                                                         Fiscal Year-to-Date and
                                                           Three Months Ended
                                                         March 31,     March 31,
                                                           1993          1992
                                                             (In Thousands)
Interest Income

  Interest and fees on loans                               $4,353         $4,379
  Income from financing lease receivables                     114              0
  Interest on Securities (Note 1)
    Taxable                                                   656            790
    Non-Taxable                                               614            602
  Interest income on Federal funds sold                       141            193

Total Interest Income                                      $5,878         $5,964

Interest Expense

  Interest on Deposits
    Time Certificates over $100M                           $  127         $  260
    Other Time Deposits                                     1,466          2,005
  Securities Sold Under Repurchase Agreements                  16              4

Total Interest Expense                                     $1,609         $2,269

Net Interest Income                                        $4,269         $3,695

Provision for Loan and Lease Losses                           300            300

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                                $3,969         $3,395

Non-Interest Income
  Income from Fiduciary Activities                            553            456
  Service Charges on Deposit Accounts                         129            127
  Other Income                                                163            123
  Gains (Losses) on securities not held in
  trading accounts                                              0             46

Total Non-Interest Income                                  $  845         $  752

Non-Interest Expense
  Salaries and Benefits                                     2,023          1,775
  Occupancy Expense                                           294            258
  Other Expense                                               985            833

Total Non-Interest Expense                                 $3,302         $2,866

INCOME BEFORE INCOME TAXES                                 $1,512         $1,281

Applicable Income Taxes                                       444            353

NET INCOME                                                 $1,068         $  928
Earnings Per Share                                          $0.78          $0.70
Dividends Per Share                                         $0.35          $0.55

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                            STATEMENT OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1993 AND 1992
                           (Unaudited, 000's omitted)

                                                                      MARCH 31,     MARCH 31,
CASH FLOWS FROM OPERATING ACTIVITIES:                                   1993          1992
  Net Income                                                          $ 1,068       $   928
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Provision for loan losses                                           300           300
      Depreciation and amortization                                       167           149
      Net amortization of investment security discounts                    45            14
      (Gain) loss on sale of fixed assets                                   4             0
        (Decrease) increase in interest receivable                       (576)         (587)
        and other assets
        (Decrease) increase in interest payable                           233        (1,125)
        and other liabilities

           NET CASH PROVIDED BY OPERATING ACTIVITIES                  $ 1,241       $  (321)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities or calls of investment securities                0         3,786
  Purchase of investment securities                                    (1,680)       (1,100)
  Increase (decrease) in securities sold under repurchase
    agreements                                                            467             0
  Net (increase) decrease in loans receivable                             (33)       (5,509)
  Principal collected on bankers' acceptances                           2,382        15,115
  Bankers' acceptances originated or acquired                          (1,393)       (7,898)
  Capital expenditures                                                   (106)         (468)
  Net loan (losses) recoveries                                           (147)          (36)
           NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES           $  (510)      $ 3,890

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in demand deposits, NOW accounts,
    savings deposits and money fund deposits                           (1,398)        7,513
  Net increase (decrease) in certificates of deposit                   (2,477)        4,789
  Cash dividends                                                         (466)         (714)
  Proceeds from common stock issued                                       440           434
           NET CASH PROVIDED BY FINANCING ACTIVITIES                   (3,901)       12,022
           INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           $(3,170)      $15,591

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                      $55,921       $38,415

CASH AND CASH EQUIVALENTS AT END OF PERIOD                            $52,751       $54,006

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY


                            STATEMENT OF CHANGES IN

                                UNDIVIDED PROFIT


                      Fiscal Quarter Ended March 31, 1993





Balance at beginning of current fiscal year          $18,053,308

Net income to date                                     1,067,603

Transfer to Dividends Payable                           (466,284)
                                                     -----------

Balance at end of interim period                     $18,654,627



              (The balance of this page intentionally left blank.)

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                          Quarter ended March 31, 1993


The financial statements included herein are unaudited. The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended March 31, 1993.


NOTE A - Summary of Significant Accounting Policies

Investment Securities

Investment securities, which are generally held to maturity, are stated at cost, adjusted for the accretion of discounts and amortization of premiums using the straight line method.

Loans

Loans are stated net of undisbursed funds. Interest on commercial, consumer installment and real estate loans is accrued on a simple interest basis. Interest on loans is not accrued in those instances where management considers principal amounts doubtful of collection.

Loan Fees

Nonrefundable fees for loan origination and commitments in excess of direct costs of originating the loan or commitment are amortized over the life of the loan using the straight line method. Fees originated since 1988 are recognized as income using the interest method as required by FASB 91.

Allowance for Loan Losses

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Loans which are determined to be uncollectible are charged against this allowance, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan experience. The evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current or anticipated economic conditions that may affect the borrowers' ability to pay.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Leasehold improvements are amortized over the life of the respective lease or the estimated useful lives of the improvements, whichever is the shorter period. Depreciation is computed using the straight line method over estimated useful lives of the assets.

Income Per Share of Common Stock

Net income per share is based upon the weighted average number of common shares outstanding adjusted by the dilutive effect of stock options outstanding on a fully diluted basis.

                                                   Three Months Ended March 31
                                                   ---------------------------
                                                        1993        1992
                                                        ----        ----
                                                      (Amounts in thousands)
Weighted average shares:
         Primary                                        1,364       1,321
         Fully Diluted                                  1,373       1,321

NOTE B - Provision for Income Taxes

No portion of income tax provision is attributable to foreign operations. The provision for income tax has been calculated taking into account the tax-exempt status of portions of municipal bond income. Of the federal statutory income tax rate of 34%, the following are the components of the current quarter provision:

                 Statutory tax rate                 100.0%
                 Tax effect of municipal income     (45.7%)
                                                    -----
                 Current provision tax rate          54.3%





              (The balance of this page intentionally left blank.)

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Capital

During the first quarter of 1993, the Bank's capital increased by $1,041,456, or 3.66%, compared to an increase of $648,751, or 2.78% in the same period of 1992. Sources of additional capital in each of the periods were retained earnings, exercise of stock options and purchases of new stock by the Bank's profit sharing and 401K plans. The Bank paid a dividend of thirty-five cents a share to shareholders of record February 8, 1993, or a total of $466,285 compared to a dividend of fifty-five cents per share, or a total of $761,662 in the same period of 1992. Dividend payments were on a semi-annual basis in 1992 and on a quarterly basis in 1993.

The Bank is subject to Office of the Comptroller of the Currency's regulations. In 1989, the Comptroller established risk-based capital guidelines for national banks. The Federal Reserve Board and the FDIC have issued similar guidelines for bank holding companies and state banks. The guidelines define Tier 1 Capital and Total Capital. Tier 1 Capital consists of common and qualifying preferred shareholder's equity and minority interests in equity accounts of consolidated subsidiaries. Total Capital consists of, in addition to Tier 1 Capital, mandatory convertible debt, preferred stock not qualifying as Tier 1 Capital, subordinated and other qualifying term debt and a portion of the allowance for loan losses less the remaining 50% of investments in unconsolidated subsidiaries. The Tier 1 component must comprise at least 50% of qualifying Total Capital. Risk-based capital ratios are calculated with reference to risk-weighted assets which include both on and off-balance sheet exposures. The minimum required qualifying total capital ratio is 8%, of which at least 4% must consist of Tier 1 Capital. At March 31, 1993, the Bank's Tier 1 Capital totaled $29,466,000 and Total Capital was $32,726,000. The Bank's Tier 1 capital to total risk weighted assets ratio was 11.30% and its Total Capital to total risk weighted assets ratio was 12.55%.

It is the intention of the Bank to continue capital augmentation through earnings retention net of dividends in future years.

Liquidity

Historically, the Bank's balance sheet has shown a high degree of liquidity. The following table shows balance sheet proportions for the quarter ending March 31, 1993 and for the years ending December 31, 1992 and December 31, 1991.

00AVERAGE BALANCE SHEET


                            3/31/93            12/31/92           12/31/91
                            -------            --------           --------
ASSETS
Cash & Due From Banks  $ 23,818    6.62%  $ 21,383    6.15%  $ 17,299    5.60%
Investment Securities    72,181   20.06%    70,134   20.18%    66,201   21.43%
Fed Funds Sold           19,736    5.49%    25,950    7.47%    27,283    8.83%
Loans                   224,698   62.45%   211,204   60.77%   180,647   58.48%
Premises & Equipment     14,744    4.10%    14,611    4.20%    13,321    4.31%
Other Assets              4,631    1.29%     4,251    1.22%     4,172    1.35%
                       --------  ------   --------  ------   --------  ------
  TOTAL ASSETS         $359,808  100.00%  $347,533  100.00%  $308,923  100.00%
                       ========  ======   ========  ======   ========  ======
LIABILITIES
Demand Deposits        $ 48,529   13.49%  $ 40,712   11.71%  $ 35,227   11.40%
Savings & Now            73,749   20.50%    67,141   19.32%    55,408   17.94%
Money Funds             180,483   50.16%   177,367   51.04%   150,012   48.56%
Time Deposits            23,879    6.64%    32,392    9.32%    40,673   13.17%
                       --------  ------   --------  ------   --------  ------
  Total Deposits       $326,640   90.78%  $317,612   91.39%  $281,320   91.06%
Other Borrowings          2,267    0.63%     1,354    0.39%     1,181    0.38%
Other Liabilities         1,614    0.45%     1,783    0.51%     2,687    0.87%
                       --------  ------   --------  ------   --------  ------
  TOTAL LIABILITIES    $330,521   91.86%  $320,749   92.29%  $285,188   92.32%
SHAREHOLDERS EQUITY      29,287    8.14%    26,784    7.71%    23,735    7.68%
                       --------  ------   --------  ------   --------  ------
  TOTAL LIABILITIES
    AND EQUITY         $359,808  100.00%  $347,533  100.00%  $308,923  100.00%
                       ========  ======   ========  ======   ========  ======

Totals may not add due to rounding.

Bank assets containing a high degree of liquidity are Cash & Due From Banks, Investment Securities and Federal Funds Sold. For the quarter ending March 31, 1993, those assets comprised 33.17% of the Bank's assets compared to 33.80% in 1992 and 35.86% in 1991.

A principal source of liquidity is new deposit generation. Historically, loan generation had lagged deposit growth. That trend reversed in 1988 and continued to the current quarter. The loan to deposit ratio increased from 64.21% in 1991 to 66.50% in 1992 and to 68.79% in the first quarter of 1993.
Growth rates for the first quarter of 1993 and for the years 1992 and 1991 are shown in the following table.

                         March, 1993        1992          1991
                         -----------        ----          ----
Net Loans                 $224,698       $211,204      $180,647
Growth Rate                   6.39%         16.92%        12.49%
Deposits                  $326,640       $317,612      $281,320
Growth Rate                   2.84%         12.90%        12.76%
Loans to Deposits            68.79%         66.50%        64.21%

The investment portfolio is another source of liquidity. While a portion of the portfolio is intended to be a permanent investment, a portion is invested in short-term obligations pending re-employment of these funds in the loan portfolio or for deposit withdrawals. As of March 31, 1993, the investment portfolio totaled $73,378,880. Of that amount, $1,455,390, or 1.98% of the total portfolio matures within one year. Additionally, the securities in the portfolio are freely marketable. The portfolio contains $5,407,200 in unrealized appreciation.

Within the loan portfolio are investments in short term bankers acceptances totaling $994,000 at March 31, 1993. These acceptances all mature within 180 days.

Other internal sources of liquidity are the retention of earnings and cash flow generated in the loan portfolio.

External sources of liquidity include borrowings available to the Bank. As of March 31, 1993, the Bank has two lines available totaling $8,000,000 of which $5,000,000 is committed until June 30, 1993, and on which commitment fees have been paid. $3,000,000 is on an "as available" basis.

Indebtedness of Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which, in the opinion of the Bank's Management, do not involve a greater risk of collectibility. Furthermore, it is the Bank's policy to preclude its executive officers from borrowing from the Bank and any loan to a director must be approved by the entire Board of Directors.

The following table summarizes the loans to Directors and Principal Holders of Equity Securities in the quarter ended March 31, 1993:

Outstanding Balances as of December 31, 1992               $  545,969.88

Aggregate Amount of New Loans Made                               -0-

Aggregate Amount of Repayments                                855,726.01

Aggregate Amount of Other Changes                           1,444,318.37

Aggregate Amount of Outstandings at March 31, 1993         $1,134,562.24

During the period ended March 31, 1993, none of these loans became past due or was placed on non-accrual.

Results of Operations

In the quarter ended March 31, 1993, average daily assets increased by $25.7 million or 7.69% over the first quarter 1992 and increased by $1.3 million, or less than 1%, over the fourth quarter of 1992. Deposits and other borrowings increased $22.5 million, or 7.35% over the first quarter of 1992 and decreased $329 thousand, or 0.09% over the fourth quarter of 1992.

The mix in earning assets reflects a increase in loan demand. Loans, net of banker's acceptances, as a percent of earning assets were 65.57% for the quarter ended March 31, 1993, compared to 61.59% for the first quarter of 1992 and 63.75% for the fourth quarter of 1992.

Net Interest Income and Margin

In the three months ended March 31, 1993, net interest income on a fully taxable equivalent basis decreased $6,000, or .13% from the preceding quarter and increased $581,000, or 14.51%, over the same period in 1992.

Interest-earning assets averaged $320.4 million, an increase of $23.3 million, or 7.82%, over the same period in 1992. Interest earned on those assets decreased $79,000, or 1.26%, for a total of $6,195,000 in this period. The composite fully taxable equivalent yield on interest-earning assets decreased from 8.49% in the first quarter of 1992 to 7.78% in the current period. Compared with the preceding period, interest on earning assets decreased $109,000, or 1.73%. Yields decreased twenty-one basis points from 7.99% to 7.78%.

Average interest-bearing liabilities increased by $22.5 million to $328.9 million, or 7.35% over the same period in 1992. Interest expense decreased $660,000, or 29.09%. The composite average cost of funds decreased from 2.98% to 1.97%. In this quarter, compared to the prior quarter, the cost of funds decreased by fourteen basis points from 2.11% to 1.97%. Net interest margin increased from 5.42% in the first quarter of 1992 to 5.82% in the fourth quarter of 1992 and decreased to 5.76% in the current quarter.

Non-Interest Income

In this period, non-interest income increased $138,500, or 19.61% over the same period in 1992 and decreased $40,200, or 4.55% from the prior period. Non-interest income is derived from Trust Department fees, service charges on deposit accounts, other fees and charges and safe deposit rentals. In this period, trust fees accounted for $553,200 or 65.46% of non-interest revenue. Increases in non-interest income over the prior year are due to increased volume of trust business.

Non-Interest Expense

Non-interest expense increased $437,000, or 15.25%, in this period compared to the same period in 1992, and increased $143,200 or 4.53% over the prior period. Overall increases in non-interest expense are due to increases in deposits and earning assets and increased staff and other costs necessary to service this growth.

Provision for Loan and Lease Losses

The Bank provided $300,000 for loan losses in this period compared to $300,000 in the first quarter of 1992 and to $225,000 in the fourth quarter of 1992. The Bank's Reserve for Loan Losses is maintained at a level that Management believes will be adequate to absorb possible losses. Management evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current economic conditions that may affect the borrower's ability to repay.

The balance of the reserve for loan losses was $3,835,096 at March 31, 1993 compared to $3,682,064 at December 31, 1992 and to $2,092,140 at March 31, 1992. Net losses totaled $146,967 in the first quarter of 1993 compared to $35,885 in the first quarter of 1992 and to $282,065 in the fourth quarter of 1992.

Loans on non-accrual totaled $4,084,400 at March 31, 1993 compared to $1,042,200 at March 31, 1992 and to $4,015,700 at December 31, 1992. The
increases are due to deterioration in the local economy, particularly in real estate.

Letters of Credit

At March 31, 1993, the Bank's commitments under unused letters of credit were $7,897,000 of which 20% are reasonably expected to be exercised within the next twelve months. At March 31, 1992, such commitments totaled $7,509,000 and at December 31, 1992, $7,328,000.


              (The balance of this page intentionally left blank.)

The following table is a summary of the major elements of income and expenses for the quarter ended March 31, 1993 compared with the same quarter of 1992 and the quarter ended December 31, 1992.

                                       For the Three Months Ended                   For the Three Months Ended
                                       ---------------------------                  --------------------------
                                       March 31         March 31        Percent      March 31      December 31      Percent
                                         1993             1992          Change         1993            1992         Change
                                       ----------       ----------      -------     ----------     -----------      -------
Interest Income                        $5,878,446       $5,963,617       -1.43%     $5,878,446      $5,993,862       -1.93%
Interest Expense                        1,608,679        2,269,171      -29.11%      1,608,679       1,711,667       -6.02%
                                       ----------       ----------                  ----------      ----------

Net Interest Income                    $4,269,767       $3,694,446       15.57%     $4,269,767      $4,282,195       -0.29%

Provision for Loan Losses                 300,000          300,000        0.00%        300,000         225,000       33.33%
                                       ----------       ----------                  ----------      ----------

Net Interest Income after
  Provision for Loan Losses            $3,969,767       $3,394,446       16.95%     $3,969,767      $4,057,195       -2.15%

Non-Interest Income                       845,048          706,525       19.61%        845,048         885,285       -4.55%
Non-Interest Expense                    3,302,699        2,865,671       15.25%      3,302,699       3,159,464        4.53%
                                       ----------       ----------                  ----------      ----------

Income Before Securities
  Gain                                 $1,512,116       $1,235,300       22.41%     $1,512,116      $1,783,016      -15.19%

Gain on Call of Securities                      0           46,101        0.00%              0               0        0.00%
                                       ----------       ----------                  ----------      ----------

Income Before Income Taxes             $1,512,116       $1,281,401       18.00%     $1,512,116      $1,783,016      -15.19%

Income Taxes                              444,514          353,497       25.75%        444,514         492,040       -9.66%
                                       ----------       ----------                  ----------      ----------

Net Income                             $1,067,602       $  927,904       15.06%     $1,067,602      $1,290,976      -17.30%
                                       ==========       ==========                  ==========      ==========
Earnings per Share of
  Common Stock:
  Net Income                                $0.78            $0.70       11.43%          $0.78           $0.97      -19.59%
Dividends per Share of
  Common Stock                              $0.35            $0.55      -36.36%          $0.35           $0.00      100.00%

INTEREST RATES AND NET INTEREST DIFFERENTIAL

The major portion of the Bank's income results from the difference between interest income derived from earning assets and interest expense paid on liabilities incurred primarily for the funding of those assets. The difference is referred to as net interest income. Net interest income expressed as a percent of average total earning assets is referred to as net interest margin. Net interest income and net interest margin are summarized in the following comparisons for the three months ended
March 31, 1993 over the same period in 1992 and for the three months ended December 31, 1992. Average balances are expressed in thousands of dollars:

                                                           For the Three Months Ended
                                               March 31, 1993                      March 31, 1992
                                    ----------------------------------------------------------------------
                                     Average     Income/        Yield/      Average     Income/     Yield/
                                     Balance     Expense        Rate %      Balance     Expense     Rate %
ASSETS
Investment Securities:
  Taxable                           $ 37,373      $  657          7.07%    $ 39,253     $  790       8.09%
  Non-Taxable*                        34,808         930         10.75%      33,206        912      11.05%
Federal Funds Sold                    19,736         141          2.87%      20,135        193       3.86%
Loans-Interest & Fees                228,468       4,467          7.86%     204,541      4,379       8.61%
 Total Earning Assets                320,385       6,195          7.78%     297,135      6,274       8.49%

Cash & Due From Banks                 23,818                                 20,844
Premises & Equipment                  14,744                                 14,356
Other Assets                             861                                  1,787

  Total Assets                      $359,808                               $334,122

LIABILITIES & SHAREHOLDERS EQUITY

Deposits & Borrowings
  Demand                            $ 48,529      $    0          0.00%    $ 38,925     $    0       0.00%
  Savings & Now                       73,749         247          1.35%      63,445        378       2.40%
  Money Funds                        180,482       1,170          2.61%     170,730      1,527       3.60%
  Time                                23,880         176          2.96%      33,293        360       4.35%
  Other Borrowed Funds                 2,267          16          2.84%           0          4       0.00%

Total Deposits & Borrowings          328,907       1,609          1.97%     306,393      2,269       2.98%

Other Liabilities                      1,614                                  2,233
Shareholders' Equity                  29,287                                 25,496

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY              $359,808                               $334,122

Interest and Loan Fee Income                       6,195          7.78%                  6,274       8.49%
Interest Expense**                                 1,609          2.02%                  2,269       3.07%

NET INTEREST INCOME AND MARGIN                    $4,586          5.76%                 $4,005       5.42%

 *Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $316,219 for the quarter ending March 31, l993 and $329,950 for the quarter ending March 31, 1992.
**Interest on deposits as a percent of earning assets.

                                                            For the Three Months Ended
                                                March 31, 1993                December 31, 1991
                                      -------------------------------------------------------------------
                                       Average    Income/       Yield/     Average     Income/     Yield/
                                       Balance    Expense       Rate %     Balance     Expense     Rate %
ASSETS
Investment Securities:
  Taxable                             $ 37,373     $  657        7.07%    $ 36,664      $  645      7.13%
  Non-Taxable*                          34,808        930       10.75%      33,953         913     10.91%
Federal Funds Sold                      19,736        141        2.87%      27,152         198      2.96%
Loans-Interest & Fees                  228,468      4,467        7.86%     222,293       4,548      8.30%
 Total Earning Assets                  320,385      6,195        7.78%     320,062       6,304      7.99%

Cash & Due From Banks                   23,818                              23,498
Premises & Equipment                    14,744                              14,798
Other Assets                               861                                 157

  Total Assets                        $359,808                            $358,515

LIABILITIES & SHAREHOLDERS EQUITY

Deposits & Borrowings
  Demand                              $ 48,529     $    0        0.00%    $ 46,171      $    0      0.00%
  Savings & Now                         73,749        247        1.35%      72,637         260      1.45%
  Money Funds                          180,482      1,170        2.61%     179,801       1,211      2.73%
  Time                                  23,880        176        2.96%      27,842         221      3.22%
  Other Borrowed Funds                   2,267         16        2.84%       2,757          20      2.94%

Total Deposits & Borrowings            328,907      1,609        1.97%     329,208       1,712      2.11%

Other Liabilities                        1,614                               1,429
Shareholders' Equity                    29,287                              27,878

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                $359,808                            $358,515

Interest and Loan Fee Income                        6,195        7.78%                   6,304      7.99%
Interest Expense**                                  1,609        2.02%                   1,712      2.17%

NET INTEREST INCOME AND MARGIN                     $4,586        5.76%                  $4,592      5.82%

 *Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $310,509 for the quarter ending March 31, 1993 and $329,950 for the quarter ending December 31, 1992.
**Interest on deposits as a percent of earning assets.

PART II


ITEM 1.  LEGAL PROCEEDINGS

There are no material legal proceedings to which the bank is a party.

ITEM 2.  CHANGES IN SECURITIES

None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

There have been no defaults upon senior securities.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

An index of all financial statements files as a part of this quarterly report is set forth at page 2 and is incorporated herein by reference.

There are no other applicable exhibits to be files as a part of this report.

No Form 8-K Report was required to be filed in the first quarter of 1993.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   University National Bank and
                                   Trust Company


                                   By: /s/ Carl J. Schmitt
                                       ---------------------------
                                       Carl J. Schmitt, Chairman
                                       and Chief Executive Officer

Date: May 13, 1993

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the date indicated.

Signature                                     Title
- ---------                                     -----
Carl J. Schmitt*                              Chairman of the Board, Chief
                                              Executive Officer, President
                                              and Director (Principal
                                              Executive Officer)

Gayle A. Anderson*                            Executive Vice President and
                                              Chief Financial Officer
                                              (Principal Financial and
                                              Principal Accounting Officer)

Lawrence A. Aufmuth*                          Director

Thomas R. Brown*                              Director

Linda R. Meier*                               Director

Betsy J. Morgenthaler*                        Director

J. Boyce Nute*                                Director

George G. C. Parker*                          Director

William A. Preston*                           Director

Leslie M. Quist*                              Director

Leonard Ware*                                 Director

*By: /s/ Carl J. Schmitt
     -------------------
     (Carl J. Schmitt,
     Attorney-In-Fact)
                                              Date: May 13, 1993

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-Q

(Mark One)
/X/ QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 1993
                                       OR
/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    For the Transition period from_________to__________

                           Commission File Number

                   UNIVERSITY NATIONAL BANK & TRUST COMPANY
             (Exact name of registrant as specified in its charter)

        NATIONAL BANKING LAWS                         94-2622607
   (State  or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)               Identification No.)

              250 LYTTON AVENUE, PALO ALTO, CALIFORNIA 94301
            (Address of principal executive office)  (Zip Code)

Registrant's telephone number, including area code, (415)327-0210

                             NOT APPLICABLE
Former name, former address and former fiscal year, if changed since last report.



Indicate by check mark whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports, and (2) has been subject to such filing requirements for the past
90 days.  Yes  X    No
              ---     ---

Indicate the number of shares outstanding of each of the issuer's classes of common stock as of the latest practicable date.

Common shares outstanding as of August 10, 1993 - 1,337,828

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                           QUARTERLY REPORT FORM 10-Q

                                     INDEX

                                                                              Page
PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

         Consolidated Balance Sheets                                            4

         Consolidated Statements of Income for The
         Three Months Ended June 30, 1993 and 1992                              5

         Consolidated Statements of Income for The
         Three Months Ended June 30, 1993 and March 31,
         1993                                                                   6

         Consolidated Statements of Cash Flows for
         The Six Months Ended June 30, 1993 and 1992                            7

         Statement of Changes in Undivided Profits for
         The Quarter Ended June 30, 1993 and 1992                               8

         Notes to Consolidated Financial Statements                             9

Item 2.  Management's Discussion and Analysis of
         Financial Condition and Results of Operations                         11

PART II. OTHER INFORMATION

Item 1.  Legal Proceedings                                                     19

Item 2.  Changes in Securities                                                 19

Item 3.  Defaults Upon Senior Securities                                       19

Item 4.  Submission of Matters to a Vote of Security
         Holders                                                               19

Item 5.  Other Information                                                     19

Item 6.  Exhibits and Reports on Form 8-K                                      19

         Signatures                                                            20

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                          AND CONSOLIDATED SUBSIDIARY





                                     PART I

                             FINANCIAL INFORMATION


University National Bank & Trust Company (the "Bank") commenced business as a general commercial bank on May 13, 1980. The Bank's wholly-owned subsidiary, Lytton Corporation, is inactive. Consolidated financial statements are filed for the Bank and Lytton Corporation.

The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended June 30, 1993. The results for this period are not necessarily indicative of the result to be expected for the year. The financial statements included herein are unaudited.

ITEM 1. Financial Statements




                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                           CONSOLIDATED BALANCE SHEET
                           (Unaudited, 000's omitted)

                                                       June 30,    December 31,
                                                         1993         1992
                                                           (In Thousands)
ASSETS
Cash and Due From Banks                               $ 27,109      $ 28,321
Securities                                              70,159        71,744
Federal Funds Sold                                      38,300        27,600
Loans and Lease Financing
  Commercial, Financial & Industrial                    29,819        27,037
  Real Estate Construction                              13,710        14,322
  Real Estate Mortgage                                 149,204       153,866
  Instalment Loans                                      24,295        22,736
  Lease Financing                                        5,497         5,408
  Bankers Acceptances                                    7,053         1,983
  Other Loans                                            6,293         5,536
  Less: Unearned Income                                   (807)         (562)
Total Gross Loans                                      235,064       230,326
Less Reserve for Loan Losses                            (3,952)       (3,682)
Net Loans                                              231,112       226,644
Premises and Fixed Assets                               14,777        14,767
Other Real Estate Owned                                    609         1,112
Accrued Interest Receivable
  And Other Assets                                       3,972         3,814
    Total Assets                                      $386,038      $374,002

LIABILITIES
Deposits
  Demand                                              $ 53,845      $ 56,272
  Savings & Super NOW accounts                          81,964        85,815
  Money Fund Accounts                                  194,263       176,620
  Time Deposits $100,000 and over                       16,419        17,857
  Time Deposits under $100,000                           5,504         6,629
Total Deposits                                        $351,995      $343,193

Securities sold under Repurchase
  Agreement                                              2,456             0
Accrued Interest Payable and
  Other Liabilities                                      1,398         2,384
    Total Liabilities                                 $355,849      $345,577

EQUITY CAPITAL
Common Stock, $2.50 par value
  Authorized, 3,000,000 shares
Issued and Outstanding, 1,310,566 Shares at
  12/31/92 & 1,337,293 at 6/30/93                        3,343         3,277
Capital Surplus                                          7,535         7,095
Retained Earnings                                       19,311        18,053
TOTAL SHAREHOLDERS EQUITY                             $ 30,189      $ 28,425

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY             $386,038      $374,002

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                                                       Three Months Ended
                                                      June 30,     June 30,
                                                        1993         1992
                                                         (In Thousands)
Interest Income

  Interest and fees on loans                          $4,351      $4,374
  Income from financing lease receivables                119          36
  Interest on Securities (Note 1)
    Taxable                                              632         693
    Non-Taxable                                          628         595
  Interest income on Federal funds sold                  245         327

Total Interest Income                                 $5,975      $6,025

Interest Expense

  Interest on Deposits
    Time Certificates over $100M                      $  113      $  281
    Other Time Deposits                                1,511       1,935
  Securities Sold Under Repurchase Agreements             13           3

Total Interest Expense                                $1,637      $2,219

Net Interest Income                                   $4,338      $3,806

Provision for Loan and Lease Losses                      300       1,015

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                           $4,038      $2,791

Non-Interest Income
  Income from Fiduciary Activities                       609         479
  Service Charges on Deposit Accounts                    124         128
  Other Income                                           131         107
  Gains (Losses) on securities not held in
  trading accounts                                         0         790

Total Non-Interest Income                             $  864      $1,504

Non-Interest Expense
  Salaries and Benefits                                2,073       1,790
  Occupancy Expense                                      313         272
  Other Expense                                          925         860

Total Non-Interest Expense                            $3,311      $2,922

INCOME BEFORE INCOME TAXES                            $1,591      $1,373

Applicable Income Taxes                                  468         378

NET INCOME                                            $1,123      $  995
Earnings Per Share                                     $0.81       $0.75
Dividends Per Share                                    $0.35       $0.00

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                        CONSOLIDATED STATEMENT OF INCOME
                           (Unaudited, 000's omitted)

                                                        Three Months Ended
                                                      June 30,     March 31,
                                                        1993          1993
                                                          (In Thousands)
Interest Income

  Interest and fees on loans                           $4,351        $4,353
  Income from financing lease receivables                 119           114
  Interest on Securities (Note 1)
    Taxable                                               632           656
    Non-Taxable                                           628           614
  Interest income on Federal funds sold                   245           141

Total Interest Income                                  $5,975        $5,878

Interest Expense

  Interest on Deposits
    Time Certificates over $100M                       $  113        $  127
    Other Time Deposits                                 1,511         1,466
  Securities Sold Under Repurchase Agreements              13            16

Total Interest Expense                                 $1,637        $1,609

Net Interest Income                                    $4,338        $4,269

Provision for Loan and Lease Losses                       300           300

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                            $4,038        $3,969

Non-Interest Income
  Income from Fiduciary Activities                        609           553
  Service Charges on Deposit Accounts                     124           129
  Other Income                                            131           163
  Gains (Losses) on securities not held in
  trading accounts                                          0             0

Total Non-Interest Income                              $  864        $  845

Non-Interest Expense
  Salaries and Benefits                                 2,073         2,023
  Occupancy Expense                                       313           294
  Other Expense                                           925           985

Total Non-Interest Expense                             $3,311        $3,302

INCOME BEFORE INCOME TAXES                             $1,591        $1,512

Applicable Income Taxes                                   468           444

NET INCOME                                             $1,123        $1,068

Earnings Per Share                                      $0.81         $0.78
Dividends Per Share                                     $0.35         $0.35

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                            STATEMENT OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1993 AND 1992

                                                                   JUNE 30,    JUNE 30,
CASH FLOWS FROM OPERATING ACTIVITIES:                               1993        1992

  Net Income                                                       $  2,191    $  1,922
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Provision for loan losses                                         600       1,315
      Depreciation and amortization                                     341         316
      Net amortization of investment security discounts                  92          40
      (Gain) loss on sale of fixed assets                                 4           0
      Changes in assets and liabilities
        Increase (decrease) in interest receivable
        and other assets                                                344        (434)
        Increase (decrease) in interest payable
        and other liabilities                                          (985)       (256)

            NET CASH PROVIDED BY OPERATING ACTIVITIES              $  2,587    $  2,903

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from calls or maturities of investment securities       $  4,215    $  6,735
  Proceeds from sales of investment securities                            0      33,666
  Purchase of investment securities                                  (2,722)    (35,728)
  Increase (decrease) in securities sold under repurchase
  agreements                                                          2,455        (500)
  Net (increase) decrease in loans receivable                           331     (14,172)
  Net (increase) decrease in bankers' acceptances                    (5,069)     11,180
  Capital expenditures                                                 (355)       (583)
  Net loan losses (recoveries)                                         (330)        (60)
            NET CASH PROVIDED BY INVESTING ACTIVITIES              $ (1,475)   $    538

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in demand deposits, NOW accounts,
    savings deposits and money fund deposits                       $ 11,365    $    906
  Net increase (decrease) in certificates of deposit                 (2,563)      1,906
  Cash dividends                                                       (933)       (713)
  Proceeds from common stock issued                                     507         481
            NET CASH USED BY FINANCING ACTIVITIES                     8,376       2,580
            INCREASE IN CASH AND CASH EQUIVALENTS                  $  9,488    $  6,021

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                   $ 55,921    $ 38,415

CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $ 65,409    $ 44,436

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY


                            STATEMENT OF CHANGES IN

                                UNDIVIDED PROFIT


                       Fiscal Quarter Ended June 30, 1993





Balance at beginning of current fiscal year                             $18,053,308

Net income to date                                                        2,190,547

Transfer to Dividends Payable                                              (933,129)
                                                                        -----------

Balance at end of interim period                                        $19,310,726



              (The balance of this page intentionally left blank.)

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                          Quarter ended June 30, 1993


The financial statements included herein are unaudited. The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended June 30, 1993.


NOTE A - Summary of Significant Accounting Policies

Investment Securities

Investment securities, which are generally held to maturity, are stated at cost, adjusted for the accretion of discounts and amortization of premiums using the straight line method.

Loans

Loans are stated net of undisbursed funds. Interest on commercial, consumer installment and real estate loans is accrued on a simple interest basis. Interest on loans is not accrued in those instances where management considers principal amounts doubtful of collection.

Loan Fees

Nonrefundable fees for loan origination and commitments in excess of direct costs of originating the loan or commitment are amortized over the life of the loan using the straight line method. Fees originated since 1988 are recognized as income using the interest method as required by FASB 91.

Allowance for Loan Losses

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Loans which are determined to be uncollectible are charged against this allowance, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan experience. The evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current or anticipated economic conditions that may affect the borrowers' ability to pay.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Leasehold improvements are amortized over the life of the respective lease or the estimated useful lives of the improvements, whichever is the shorter period. Depreciation is computed using the straight line method over estimated useful lives of the assets.

Income Per Share of Common Stock

Net income per share is based upon the weighted average number of common shares outstanding adjusted by the dilutive effect of stock options outstanding on a fully diluted basis.

                                          THREE MONTHS ENDED
                                               JUNE 30
                                          ------------------
                                           1993        1992
                                           ----        ----
                                        (AMOUNTS IN THOUSANDS)
Weighted average shares:
  Primary                                  1,384       1,328
  Fully Diluted                            1,388       1,329

NOTE B - Provision for Income Taxes

No portion of income tax provision is attributable to foreign operations. The provision for income tax has been calculated taking into account the tax-exempt status of portions of municipal bond income. Of the federal statutory income tax rate of 34%, the following are the components of the current quarter provision:

        Statutory tax rate                             100.0%
        Tax effect of municipal income                 (46.2%)
                                                       -----
        Current provision tax rate                      53.8%

              (The balance of this page intentionally left blank.)

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Capital

During the second quarter of 1993, the Bank's capital increased by $723,219, or 2.45%, compared to an increase of $1,041,003, or 4.03% in the same period of 1992. Sources of additional capital in each of the periods were retained earnings, exercise of stock options and purchases of new stock by the Bank's profit sharing and 401K plans. The Bank paid a dividend of thirty-five cents a share to shareholders of record April 12, 1993, or a total of $466,845. No dividends were paid in the second quarter of 1992. Dividend payments were on a semi-annual basis in 1992 and on a quarterly basis in 1993.

The Bank is subject to Office of the Comptroller of the Currency's regulations. In 1989, the Comptroller established risk-based capital guidelines for national banks. The Federal Reserve Board and the FDIC have issued similar guidelines for bank holding companies and state banks. The guidelines define Tier 1 Capital and Total Capital. Tier 1 Capital consists of common and qualifying preferred shareholders' equity and minority interests in equity accounts of consolidated subsidiaries. Total Capital consists of, in addition to Tier 1 Capital, mandatory convertible debt, preferred stock not qualifying as Tier 1 Capital, subordinated and other qualifying term debt and a portion of the allowance for loan losses less the remaining 50% of investments in unconsolidated subsidiaries. The Tier 1 component must comprise at least 50% of qualifying Total Capital. Risk-based capital ratios are calculated with reference to risk-weighted assets which include both on and off-balance sheet exposures. The minimum required qualifying total capital ratio is 8%, of which at least 4% must consist of Tier 1 Capital. At June 30, 1993, the Bank's Tier 1 Capital totaled $30,189,000 and Total Capital was $33,418,000. The Bank's Tier 1 capital to total risk weighted assets ratio was 11.69% and its Total Capital to total risk weighted assets ratio was 12.94%.

It is the intention of the Bank to continue capital augmentation through earnings retention net of dividends in future years.

Liquidity

Historically, the Bank's balance sheet has shown a high degree of liquidity. The following table shows balance sheet proportions for the quarter ending June 30, 1993 and for the years ending December 31, 1992 and December 31, 1991.

AVERAGE BALANCE SHEET

                               6/30/93           12/31/92           12/31/91
                               -------           --------           --------
ASSETS
Cash & Due From Banks    $ 24,258    6.43%  $ 21,383    6.15%  $ 17,299    5.60%
Investment Securities      72,436   19.19%    70,134   20.18%    66,201   21.43%
Fed Funds Sold             34,778    9.21%    25,950    7.47%    27,283    8.83%
Loans                     226,642   60.04%   211,204   60.77%   180,647   58.48%
Premises & Equipment       14,780    3.92%    14,611    4.20%    13,321    4.31%
Other Assets                4,578    1.21%     4,251    1.22%     4,172    1.35%
                         --------  ------   --------  ------   --------  ------

  TOTAL ASSETS           $377,472  100.00%  $347,533  100.00%  $308,923  100.00%
                         ========  ======   ========  ======   ========  ======

LIABILITIES
Demand Deposits          $ 45,647   12.09%  $ 40,712   11.71%  $ 35,227   11.40%
Savings & Now              76,960   20.39%    67,141   19.32%    55,408   17.94%
Money Funds               200,434   53.10%   177,367   51.04%   150,012   48.56%
Time Deposits              21,543    5.71%    32,392    9.32%    40,673   13.17%
                         --------  ------   --------  ------   --------  ------
  Total Deposits         $344,584   91.29%  $317,612   91.39%  $281,320   91.06%
Other Borrowings            1,880    0.50%     1,354    0.39%     1,181    0.38%
Other Liabilities           1,314    0.35%     1,783    0.51%     2,687    0.87%
                         --------  ------   --------  ------   --------  ------
  TOTAL LIABILITIES      $347,778   92.13%  $320,749   92.29%  $285,188   92.32%
SHAREHOLDERS EQUITY        29,694    7.87%    26,784    7.71%    23,735    7.68%
                         --------  ------   --------  ------   --------  ------
  TOTAL LIABILITIES
    AND EQUITY           $377,472  100.00%  $347,533  100.00%  $308,923  100.00%
                         ========  ======   ========  ======   ========  ======

Totals may not add due to rounding.

Bank assets containing a high degree of liquidity are Cash & Due From Banks, Investment Securities and Federal Funds Sold. For the quarter ending June 30, 1993, those assets comprised 34.83% of the Bank's assets compared to 33.80% in 1992 and 35.86% in 1991.

A principal source of liquidity is new deposit generation. Historically, loan generation has periodically lagged deposit growth. The loan to deposit ratio increased from 64.21% in 1991 to 66.50% in 1992 and decreased to 65.78% in the second quarter of 1993. Growth rates for the second quarter of 1993 and for the years 1992 and 1991 are shown in the following table.

                       June 30, 1993       1992          1991
                       -------------       ----          ----
Net Loans                 $226,642       $211,204      $180,647
Growth Rate                   7.31%         16.92%        12.49%
Deposits                  $344,584       $317,612      $281,320
Growth Rate                   5.49%         12.90%        12.76%
Loans to Deposits            65.78%         66.50%        64.21%

The investment portfolio is another source of liquidity. While a portion of the portfolio is intended to be a permanent investment, a portion is invested in short-term obligations pending re-employment of these funds in the loan portfolio or for deposit withdrawals. As of June 30, 1993, the investment portfolio totaled $70,158,968. Of that amount, $1,395,393, or 1.99% of the total portfolio matures within one year. Additionally, the securities in the portfolio are freely marketable. The portfolio contains $5,953,000 in unrealized appreciation.

Within the loan portfolio are investments in short term bankers acceptances totaling $7,053,000 at June 30, 1993. These acceptances all mature within 180 days.

Other internal sources of liquidity are the retention of earnings and cash flow generated in the loan portfolio.

External sources of liquidity include borrowings available to the Bank. As of June 30, 1993, the Bank has two lines available totaling $10,000,000 of which $5,000,000 is committed until June 30, 1994, and on which commitment fees have been paid. $5,000,000 is on an "as available" basis.

Indebtedness of Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which, in the opinion of the Bank's Management, do not involve a greater risk of collectibility. Furthermore, it is the Bank's policy to preclude its executive officers from borrowing from the Bank and any loan to a director must be approved by the entire Board of Directors.

The following table summarizes the loans to Directors and Principal Holders of Equity Securities in the quarter ended June 30, 1993:

Outstanding Balances as of March 31, 1993                      $1,134,562.24

Aggregate Amount of New Loans Made                                  -0-

Aggregate Amount of Repayments                                    233,610.74

Aggregate Amount of Other Changes                                 419,966.76

Aggregate Amount of Outstandings at June 30, 1993              $1,320,918.26

During the period ended June 30, 1993, none of these loans became past due or was placed on non-accrual.

Results of Operations

In the quarter ended June 30, 1993, average daily assets increased by $26.5 million or 7.56% over the second quarter 1992 and increased by $17.7 million, or 4.91%, over the first quarter of 1993. Deposits and other borrowings increased $17.6 million, or 5.34% over the second quarter of 1992 and increased $23.8 million, or 7.37% over the first quarter of 1993.

The mix in earning assets reflects a decrease in loan demand. Loans, net of banker's acceptances, as a percent of earning assets were 67.51% for the quarter ended June 30, 1993, compared to 64.48% for the second quarter of 1992 and 70.85% for the first quarter of 1993.

Net Interest Income and Margin

In the three months ended June 30, 1993, net interest income on a fully taxable equivalent basis increased $75,000, or 1.64% from the preceding quarter and increased $549,000, or 13.35%, over the same period in 1992.

Interest-earning assets averaged $337.8 million, an increase of $17.5 million, or 5.45%, over the same period in 1992. Interest earned on those assets decreased $33,000, or .52%, for a total of $6,298,000 in this period. The composite fully taxable equivalent yield on interest-earning assets decreased from 8.07% in the second quarter of 1992 to 7.48% in the current period. Compared with the preceding period, interest on earning assets increased $103,000, or 1.66%. Yields decreased thirty basis points from 7.78% to 7.48%.

Average interest-bearing liabilities increased by $23.8 million to $346.5 million, or 7.37% over the same period in 1992. Interest expense decreased $582,000, or 26.23%. The composite average cost of funds decreased from 2.76% to 1.90%. In this quarter, compared to the prior quarter, the cost of funds decreased by seven basis points from 1.97% to 1.90%. Net interest margin increased from 5.24% in the second quarter of 1992 to 5.76% in the first quarter of 1993 and decreased to 5.53% in the current quarter.

Non-Interest Income

In this period, non-interest income increased $150,200, or 17.38% over the same period in 1992 and increased $18,900, or 2.24% from the prior period. Non-interest income is derived from Trust Department fees, service charges on deposit accounts, other fees and charges and safe deposit rentals. In this period, trust fees accounted for $609,100 or 70.50% of non-interest revenue. Increases in non-interest income over the prior year are due to increased volume of trust business.

Non-Interest Expense

Non-interest expense increased $389,700, or 11.77%, in this period compared to the same period in 1992, and increased $8,300 or .25% over the prior period. Overall increases in non-interest expense are due to increases in deposits and earning assets and increased staff and other costs necessary to service this growth.

Provision for Loan and Lease Losses

The Bank provided $300,000 for loan losses in this period compared to $1,015,200 in the second quarter of 1992 and to $300,000 in the first quarter of 1993. The Bank's Reserve for Loan Losses is maintained at a level that Management believes will be adequate to absorb possible losses. Management evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current economic conditions that may affect the borrower's ability to repay.

The balance of the reserve for loan losses was $3,952,216 at June 30, 1993 compared to $3,835,096 at March 31, 1993 and to $3,083,206 at June 30, 1992.
Net losses totaled $182,880 in the second quarter of 1993 compared to $24,167 in the second quarter of 1992 and to $146,967 in the first quarter of 1993.

Loans on non-accrual totaled $4,897,000 at June 30, 1993 compared to $3,894,700 at June 30, 1992 and to $4,084,400 at March 31, 1993. The increases are due to deterioration in the local economy, particularly in real estate.

Letters of Credit

At June 30, 1993, the Bank's commitments under unused letters of credit were $7,238,000 of which 20% are reasonably expected to be exercised within the next twelve months. At June 30, 1992, such commitments totaled $7,088,000 and at March 31, 1993, $7,897,000.


              (The balance of this page intentionally left blank.)

The following table is a summary of the major elements of income and expenses for the quarter ended June 30, 1993 compared with the same quarter of 1992 and the quarter ended March 31, 1993.

                                 For the Three Months Ended                   For the Three Months Ended
                                ----------------------------                 ----------------------------
                                 June 30           June 30      Percent       June 30           March 31      Percent
                                   1993              1992       Change         1993              1993         Change
                                   ----              ----       -------        ----              ----         -------
Interest Income                 $5,974,698        $6,024,862     -0.83%      $5,974,698        $5,878,446       1.64%
Interest Expense                 1,637,117         2,219,461    -26.24%       1,637,117         1,608,679       1.77%
                                ----------        ----------                 ----------        ----------

Net Interest Income             $4,337,581        $3,805,401     13.98%      $4,337,581        $4,269,767       1.59%

Provision for Loan Losses          300,000         1,015,233    -70.45%         300,000           300,000       0.00%
                                ----------        ----------                 ----------        ----------

Net Interest Income after
  Provision for Loan Losses     $4,037,581        $2,790,168     44.71%      $4,037,581        $3,969,767       1.71%

Non-Interest Income                863,971           713,800     21.04%         863,971           845,048       2.24%
Non-Interest Expense             3,311,051         2,921,357     13.34%       3,311,051         3,302,699       0.25%
                                ----------        ----------                 ----------        ----------

Income Before Securities
  Gain                          $1,590,501        $  582,611    173.00%      $1,590,501        $1,512,116       5.18%

Gain on Sale of Securities               0           790,233      0.00%               0                 0       0.00%
                                ----------        ----------                 ----------        ----------

Income Before Income Taxes      $1,590,501        $1,372,844     15.85%      $1,590,501        $1,512,116       5.18%

Income Taxes                       467,556           378,723     23.46%         467,556           444,514       5.18%
                                ----------        ----------                 ----------        ----------

Net Income                      $1,122,945        $  994,121     12.96%      $1,122,945        $1,067,602       5.18%
                                ==========        ==========                 ==========        ==========

Earnings per Share of
  Common Stock:
  Net Income                         $0.81             $0.75      8.00%           $0.81             $0.78       3.85%
Dividends per Share of
  Common Stock                       $0.35             $0.00    100.00%           $0.35             $0.35       0.00%

INTEREST RATES AND NET INTEREST DIFFERENTIAL

The major portion of the Bank's income results from the difference between interest income derived from earning assets and interest expense paid on liabilities incurred primarily for the funding of those assets. The difference is referred to as net interest income. Net interest income expressed as a percent of average total earning assets is referred to as net interest margin. Net interest income and net interest margin are summarized in the following comparisons for the three months ended
June 30, 1993 over the same period in 1992 and for the three months ended March 31, 1993. Average balances are expressed in thousands of dollars:

                                                       For the Three Months Ended
                                             June 30, 1993                     June 30, 1992
                                      ---------------------------------------------------------------
                                      Average   Income/    Yield/     Average    Income/       Yield/
                                      Balance   Expense    Rate%      Balance    Expense       Rate %
ASSETS
Investment Securities:
  Taxable                            $ 36,308   $  632      6.98%    $ 35,692     $  693        7.79%
  Non-Taxable*                         36,128      952     10.57%      33,028        902       10.95%
Federal Funds Sold                     34,778      244      2.81%      36,493        327        3.59%
Loans-Interest & Fees                 230,622    4,470      7.77%     209,449      4,409        8.44%
 Total Earning Assets                 337,836    6,298      7.48%     314,662      6,331        8.07%

Cash & Due From Banks                  24,258                          19,898
Premises & Equipment                   14,780                          14,495
Other Assets                              598                           1,874

  Total Assets                       $377,472                        $350,929

LIABILITIES & SHAREHOLDERS EQUITY

Deposits & Borrowings
  Demand                             $ 45,647   $    0      0.00%    $ 38,741     $    0        0.00%
  Savings & Now                        76,960      229      1.19%      65,457        305        1.87%
  Money Funds                         200,434    1,241      2.48%     181,845      1,544        3.41%
  Time                                 21,543      153      2.85%      36,584        367        4.02%
  Other Borrowed Funds                  1,880       14      2.99%          54          3       22.28%

Total Deposits & Borrowings           346,464    1,637      1.90%     322,681      2,219        2.76%

Other Liabilities                       1,314                           1,659
Shareholders' Equity                   29,694                          26,589

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY               $377,472                        $350,929

Interest and Loan Fee Income                     6,298      7.48%                  6,331        8.07%
Interest Expense**                               1,637      1.94%                  2,219        2.83%

NET INTEREST INCOME AND MARGIN                  $4,661      5.53%                 $4,112        5.24%

 *Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $323,660 for the quarter ending June 30, 1993 and $306,809 for the quarter ending June 30, 1992.
**Interest on deposits as a percent of earning assets.

                                                       For the Three Months Ended
                                             June 30, 1993                   March 31, 1993
                                      -----------------------------------------------------------
                                      Average    Income/   Yield/      Average    Income/  Yield/
                                      Balance    Expense   Rate %      Balance    Expense  Rate %
ASSETS
Investment Securities:
  Taxable                             $ 36,308    $  632    6.98%     $ 37,373    $  657    7.07%
  Non-Taxable*                          36,128       952   10.57%       34,808       930   10.75%
Federal Funds Sold                      34,778       244    2.81%       19,736       141    2.87%
Loans-Interest & Fees                  230,622     4,470    7.77%      228,468     4,467    7.86%
 Total Earning Assets                  337,836     6,298    7.48%      320,385     6,195    7.78%

Cash & Due From Banks                   24,258                          23,818
Premises & Equipment                    14,780                          14,744
Other Assets                               598                             861

  Total Assets                        $377,472                        $359,808

LIABILITIES & SHAREHOLDERS EQUITY

Deposits & Borrowings
  Demand                              $ 45,647    $    0    0.00%     $ 48,529    $    0    0.00%
  Savings & Now                         76,960       229    1.19%       73,749       247    1.35%
  Money Funds                          200,434     1,241    2.48%      180,482     1,170    2.61%
  Time                                  21,543       153    2.85%       23,880       176    2.96%
  Other Borrowed Funds                   1,880        14    2.99%        2,267        16    2.84%

Total Deposits & Borrowings            346,464     1,637    1.90%      328,907     1,609    1.97%

Other Liabilities                        1,314                           1,614
Shareholders' Equity                    29,694                          29,287

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                $377,472                        $359,808

Interest and Loan Fee Income                       6,298    7.48%                  6,195    7.78%
Interest Expense**                                 1,637    1.94%                  1,609    2.02%

NET INTEREST INCOME AND MARGIN                    $4,661    5.53%                 $4,586    5.76%

 *Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $323,660 for the quarter ending June 30, 1993 and $310,509 for the quarter ending March 31, 1993.
**Interest on deposits as a percent of earning assets.

PART II

ITEM 1.  LEGAL PROCEEDINGS

There are no material legal proceedings to which the bank is a party.

ITEM 2.  CHANGES IN SECURITIES

None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

There have been no defaults upon senior securities.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 6, 1993, the annual meeting of the Shareholders of the Bank was held. There were issued and outstanding on March 17, 1993, the record date, 1,333,842 shares of Common Stock. There were present at said meeting in person or by proxy, shareholders of 944,169 shares of common stock entitled to vote (70.79%). The following Directors were elected:

                                                              %
                                                Votes     Outstanding
                                                -----     -----------
Lawrence A. Aufmuth                            944,169       70.79%
Thomas R. Brown                                944,169       70.79%
Linda R. Meier                                 944,169       70.79%
Betsy J. Morganthaler                          943,911       70.77%
J. Boyce Nute                                  944,169       70.79%
George G. C. Parker                            944,169       70.79%
William A. Preston                             944,169       70.79%
Leslie M. Quist                                944,169       70.79%
Carl J. Schmitt                                944,169       70.79%
Leonard Ware                                   944,169       70.79%

No other matters were voted upon at the meeting.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

An index of all financial statements files as a part of this quarterly report is set forth at page 2 and is incorporated herein by reference.

There are no other applicable exhibits to be files as a part of this report.

No Form 8-K Report was required to be filed in the second quarter of 1993.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
                                        University National Bank and
                                        Trust Company


                                        By: /s/ Carl J. Schmitt
                                            ---------------------------
                                            Carl J. Schmitt, Chairman
                                            and Chief Executive Officer

Date: August 12, 1993

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the date indicated.

Signature                                          Title
- ---------                                          -----
Carl J. Schmitt*                                   Chairman of the Board, Chief
                                                   Executive Officer, President
                                                   and Director (Principal
                                                   Executive Officer)

Gayle A. Anderson*                                 Executive Vice President and
                                                   Chief Financial Officer
                                                   (Principal Financial and
                                                   Principal Accounting Officer)

Lawrence A. Aufmuth*                               Director

Thomas R. Brown*                                   Director

Linda R. Meier*                                    Director

Betsy J. Morgenthaler*                             Director

J. Boyce Nute*                                     Director

George G. C. Parker*                               Director

William A. Preston*                                Director

Leslie M. Quist*                                   Director

Leonard Ware*                                      Director

*By: /s/ Carl J. Schmitt
     -------------------
     (Carl J. Schmitt,
     Attorney-In-Fact)
                                                   Date: August 12, 1993

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-Q

(Mark One)
/X/ QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               For the quarterly period ended September 30, 1993
                                      OR
/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      For the Transition period from_________to__________

                             Commission File Number

                UNIVERSITY NATIONAL BANK & TRUST COMPANY
         (Exact name of registrant as specified in its charter)

        NATIONAL BANKING LAWS                            94-2622607
   (State  or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)

                250 LYTTON AVENUE, PALO ALTO, CALIFORNIA 94301
             (Address of principal executive office)  (Zip Code)

Registrant's telephone number, including area code, (415)327-0210

                             NOT APPLICABLE
Former name, former address and former fiscal year, if changed since last report.



Indicate by check mark whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports, and (2) has been subject to such filing requirements for the past
90 days.  Yes  X    No
              ---     ---

Indicate the number of shares outstanding of each of the issuer's classes of common stock as of the latest practicable date.

Common shares outstanding as of October 10, 1993 - 1,342,002

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                           QUARTERLY REPORT FORM 10-Q

                                     INDEX

                                                                                              Page
PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

         Consolidated Balance Sheets                                                            4

         Consolidated Statements of Income for The Fiscal
         Year to Date Ended September 30, 1993 and 1992                                         5

         Consolidated Statements of Income for The
         Three Months Ended September 30, 1993 and 1992                                         6

         Consolidated Statements of Income for The
         Three Months Ended September 30, 1993 and June 30,
         1993                                                                                   7

         Consolidated Statements of Cash Flows for
         The Nine Months Ended September 30, 1993
         and 1992                                                                               8

         Statement of Changes in Undivided Profits for
         The Quarter Ended September 30, 1993 and 1992                                          9

         Notes to Consolidated Financial Statements                                            10

Item 2.  Management's Discussion and Analysis of
         Financial Condition and Results of Operations                                         12

PART II. OTHER INFORMATION

Item 1.  Legal Proceedings                                                                     20

Item 2.  Changes in Securities                                                                 20

Item 3.  Defaults Upon Senior Securities                                                       20

Item 4.  Submission of Matters to a Vote of Security
         Holders                                                                               20

Item 5.  Other Information                                                                     20

Item 6.  Exhibits and Reports on Form 8-K                                                      20

         Signatures                                                                            21

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                          AND CONSOLIDATED SUBSIDIARY





                                     PART I

                             FINANCIAL INFORMATION


University National Bank & Trust Company (the "Bank") commenced business as a general commercial bank on May 13, 1980. The Bank's wholly-owned subsidiary, Lytton Corporation, is inactive. Consolidated financial statements are filed for the Bank and Lytton Corporation.

The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended September 30, 1993. The results for this period are not necessarily indicative of the result to be expected for the year. The financial statements included herein are unaudited.

ITEM 1. Financial Statements


                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                           CONSOLIDATED BALANCE SHEET
                           (Unaudited, 000's omitted)

                                                           September 30,       December 31,
                                                               1993               1992
                                                                   (In Thousands)
ASSETS
Cash and Due From Banks                                      $ 29,932          $ 28,321
Securities                                                     69,160            71,744
Federal Funds Sold                                             47,700            27,600
Loans and Lease Financing
  Commercial, Financial & Industrial                           38,807            27,037
  Real Estate Construction                                     10,790            14,322
  Real Estate Mortgage                                        130,347           153,866
  Instalment Loans                                             24,089            22,736
  Lease Financing                                               6,113             5,408
  Bankers Acceptances                                           9,391             1,983
  Other Loans                                                   6,542             5,536
  Less: Unearned Income                                          (746)             (562)
Total Gross Loans                                             225,333           230,326
Less Reserve for Loan Losses                                   (4,044)           (3,682)
Net Loans                                                     221,289           226,644
Premises and Fixed Assets                                      14,742            14,767
Other Real Estate Owned                                           609             1,112
Accrued Interest Receivable
  And Other Assets                                              4,301             3,814
    Total Assets                                             $387,733          $374,002

LIABILITIES
Deposits
  Demand                                                     $ 52,902          $ 56,272
  Savings & Super NOW accounts                                 81,883            85,815
  Money Fund Accounts                                         194,089           176,620
  Time Deposits $100,000 and over                              19,959            17,857
  Time Deposits under $100,000                                  5,883             6,629
Total Deposits                                               $354,716          $343,193

Securities sold under Repurchase
  Agreement                                                         0                 0
Accrued Interest Payable and
  Other Liabilities                                             2,287             2,384
    Total Liabilities                                        $357,003          $345,577

EQUITY CAPITAL
Common Stock, $2.50 par value
  Authorized, 3,000,000 shares
Issued and Outstanding, 1,310,566 Shares at
  12/31/92 & 1,337,828 at 6/30/93                               3,345             3,277
Capital Surplus                                                 7,552             7,095
Retained Earnings                                              19,833            18,053
TOTAL SHAREHOLDERS EQUITY                                    $ 30,730          $ 28,425

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                    $387,733          $374,002

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                   Fiscal Year-to-Date
                                                              September 30,   September 30,
                                                                  1993           1992
                                                                     (In Thousands)
Interest Income
  Interest and fees on loans                                     $13,040         $13,171
  Income from financing lease receivables                            359             125
  Interest on Securities
    Taxable                                                        1,873           2,106
    Non-Taxable                                                    1,869           1,796
  Interest income on Federal funds sold                              657             674

Total Interest Income                                            $17,798         $17,872

Interest Expense
  Interest on Deposits
    Time Certificates over $100M                                 $   384         $   754
    Other Time Deposits                                            4,435           5,606
  Securities Sold Under Repurchase Agreements                         36              25

Total Interest Expense                                           $ 4,855         $ 6,385

Net Interest Income                                              $12,943         $11,487

Provision for Loan and Lease Losses                                1,100           1,990

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                                      $11,843         $ 9,497

Non-Interest Income
  Income from Fiduciary Activities                                 1,784           1,426
  Service Charges on Deposit Accounts                                382             382
  Other Income                                                       421             365

Total Non-Interest Income                                        $ 2,587         $ 2,173

Gain (loss) on securities sold                                        15             836

Non-Interest Expense
  Salaries and Benefits                                            6,187           5,316
  Occupancy Expense                                                  930             805
  Other Expense                                                    2,824           2,532

Total Non-Interest Expense                                       $ 9,941         $ 8,653

INCOME BEFORE INCOME TAXES                                       $ 4,504         $ 3,853

Applicable Income Taxes                                            1,324           1,063

NET INCOME                                                       $ 3,180         $ 2,790
Earnings Per Share                                                 $2.31           $2.10
Dividends Per Share                                                $1.05           $1.10

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                                                                  Three Months Ended
                                                            September 30,     September 30,
                                                                1993               1992
                                                                    (In Thousands)
Interest Income

  Interest and fees on loans                                   $4,336            $4,441
  Income from financing lease receivables                         126                66
  Interest on Securities
    Taxable                                                       585               623
    Non-Taxable                                                   627               598
  Interest income on Federal funds sold                           271               155

Total Interest Income                                          $5,945            $5,883

Interest Expense

  Interest on Deposits
    Time Certificates over $100M                               $  145            $  213
    Other Time Deposits                                         1,459             1,666
  Securities Sold Under Repurchase Agreements                       6                17

Total Interest Expense                                         $1,610            $1,896

Net Interest Income                                            $4,335            $3,987

Provision for Loan and Lease Losses                               500               675

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                                    $3,835            $3,312

Non-Interest Income
  Income from Fiduciary Activities                                621               491
  Service Charges on Deposit Accounts                             129               127
  Other Income                                                    128               134
  Gains (Losses) on securities not held in
  trading accounts                                                 15                 0

Total Non-Interest Income                                      $  893            $  752

Non-Interest Expense
  Salaries and Benefits                                         2,091             1,752
  Occupancy Expense                                               322               275
  Other Expense                                                   913               838

Total Non-Interest Expense                                     $3,326            $2,865

INCOME BEFORE INCOME TAXES                                     $1,402            $1,199

Applicable Income Taxes                                           412               331

NET INCOME                                                     $  990            $  868
Earnings Per Share                                              $0.71             $0.65
Dividends Per Share                                             $0.35             $0.55

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                                                                    Three Months Ended
                                                                 September 30,   June 30,
                                                                     1993          1993
                                                                       (In Thousands)
Interest Income

  Interest and fees on loans                                       $4,336          $4,351
  Income from financing lease receivables                             126             119
  Interest on Securities
    Taxable                                                           585             632
    Non-Taxable                                                       627             628
  Interest income on Federal funds sold                               271             245

Total Interest Income                                              $5,945          $5,975

Interest Expense

  Interest on Deposits
    Time Certificates over $100M                                   $  145          $  113
    Other Time Deposits                                             1,459           1,511
  Securities Sold Under Repurchase Agreements                           6              13

Total Interest Expense                                             $1,610          $1,637

Net Interest Income                                                $4,335          $4,338

Provision for Loan and Lease Losses                                   500             300

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                                        $3,835          $4,038

Non-Interest Income
  Income from Fiduciary Activities                                    621             609
  Service Charges on Deposit Accounts                                 129             124
  Other Income                                                        128             131
  Gains (Losses) on securities not held in
  trading accounts                                                     15               0

Total Non-Interest Income                                          $  893          $  864

Non-Interest Expense
  Salaries and Benefits                                             2,091           2,073
  Occupancy Expense                                                   322             313
  Other Expense                                                       913             925

Total Non-Interest Expense                                         $3,326          $3,311

INCOME BEFORE INCOME TAXES                                         $1,402          $1,591

Applicable Income Taxes                                               412             468

NET INCOME                                                         $  990          $1,123
Earnings Per Share                                                  $0.71           $0.81
Dividends Per Share                                                 $0.35           $0.35

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                            STATEMENT OF CASH FLOWS
                 NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992

                                                                               SEPTEMBER      SEPTEMBER
CASH FLOWS FROM OPERATING ACTIVITIES:                                            1993            1992
  Net Income                                                                    $ 3,180       $  2,790
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Provision for loan losses                                                   1,100          1,990
      Depreciation and amortization                                                 524            462
      Net amortization of investment security discounts                             140             85
      (Gain) loss on sale of fixed assets                                             4              0
      Changes in assets and liabilities
        Increase (decrease) in interest receivable
        and other assets                                                            (15)        (1,796)
        (Increase) decrease in interest payable
        and other liabilities                                                       (85)          (967)

            NET CASH PROVIDED BY OPERATING ACTIVITIES                           $ 4,848       $  2,564

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from calls or maturities of investment securities                    $ 5,455       $  7,404
  Proceeds from sale of investment securities                                                   33,496
  Purchase of investment securities                                              (2,996)       (36,325)
  Increase (decrease) in securities sold under repurchase
  agreements                                                                                     2,300
  Net (increase) decrease in loans receivable                                    12,400        (28,904)
  Net (increase) decrease in bankers' acceptances                                (7,408)        13,139
  Capital expenditures                                                             (498)        (1,144)
  Net loan (losses) recoveries                                                     (738)           (79)
            NET CASH PROVIDED BY INVESTING ACTIVITIES                           $ 6,215       $(10,113)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in demand deposits, NOW accounts,
    savings deposits and money fund deposits                                    $16,050       $ 20,234
  Net increase (decrease) in certificates of deposit                             (4,527)        (5,064)
  Cash dividends                                                                 (1,401)        (1,430)
  Proceeds from common stock issued                                                 526            494
            NET CASH USED BY FINANCING ACTIVITIES                                10,648         14,234
            INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                    $21,711       $  6,685

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                $55,921       $ 38,415

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $77,632       $ 45,100

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY


                            STATEMENT OF CHANGES IN

                                UNDIVIDED PROFIT


                    Fiscal Quarter Ended September 30, 1993





Balance at beginning of current fiscal year            $18,053,308

Net income to date                                       3,180,431

Transfer to Dividends Payable                           (1,401,182)
                                                       -----------

Balance at end of interim period                       $19,832,557



              (The balance of this page intentionally left blank.)

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                        Quarter ended September 30, 1993


The financial statements included herein are unaudited. The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended September 30, 1993.


NOTE A - Summary of Significant Accounting Policies

Investment Securities

Investment securities, which are generally held to maturity, are stated at cost, adjusted for the accretion of discounts and amortization of premiums using the straight line method.

Loans

Loans are stated net of undisbursed funds. Interest on commercial, consumer installment and real estate loans is accrued on a simple interest basis. Interest on loans is not accrued in those instances where management considers principal amounts doubtful of collection.

Loan Fees

Nonrefundable fees for loan origination and commitments in excess of direct costs of originating the loan or commitment are amortized over the life of the loan using the straight line method. Fees originated since 1988 are recognized as income using the interest method as required by FASB 91.

Allowance for Loan Losses

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Loans which are determined to be uncollectible are charged against this allowance, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan experience. The evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current or anticipated economic conditions that may affect the borrowers' ability to pay.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Leasehold improvements are amortized over the life of the respective lease or the estimated useful lives of the improvements, whichever is the shorter period. Depreciation is computed using the straight line method over estimated useful lives of the assets.

Income Per Share of Common Stock

Net income per share is based upon the weighted average number of common shares outstanding adjusted by the dilutive effect of stock options outstanding on a fully diluted basis.

                                                           Three Months Ended September 31
                                                           -------------------------------
                                                                  1993        1992
                                                                  ----        ----
                                                               (Amounts in thousands)
Weighted average shares:
         Primary                                                  1,389       1,331
         Fully Diluted                                            1,393       1,324

NOTE B - Provision for Income Taxes

No portion of income tax provision is attributable to foreign operations. The provision for income tax has been calculated taking into account the tax-exempt status of portions of municipal bond income. Of the federal statutory income tax rate of 34%, the following are the components of the current quarter provision:

                 Statutory tax rate                         100.0%
                 Tax effect of municipal income             (43.4%)
                                                            -----
                 Current provision tax rate                  56.6%





              (The balance of this page intentionally left blank.)

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Capital

During the third quarter of 1993 the Bank's capital increased by $540,288, or 1.79%, compared to an increase of $163,879, or .61% in the same period of 1992. Sources of additional capital in each of the periods were retained earnings, exercise of stock options and purchases of new stock by the Bank's profit sharing and 401K plans. The Bank paid a dividend of $0.35 per share to shareholders of record July 12, 1993. This compares to a dividend of $0.55 per share in the same period of 1992. Dividend payments were on a semi- annual basis in 1992 and on a quarterly basis in 1993.

The Bank is subject to Officer of the Comptroller of the Currency's regulations. In 1989, the Comptroller established risk-based capital guidelines for national banks. The Federal Reserve Board and the FDIC have issued similar guidelines for bank holding companies and state banks. The guidelines define Tier 1 Capital and Total Capital. Tier 1 Capital consists of common and qualifying preferred shareholder's equity and minority interests in equity accounts of consolidated subsidiaries. Total Capital consists of, in addition to Tier 1 Capital, mandatory convertible debt, preferred stock not qualifying as Tier 1 Capital, subordinated and other qualifying term debt and a portion of the allowance for loan losses less the remaining 50% of investments in unconsolidated subsidiaries. The Tier 1 component must comprise at least 50% of qualifying Total Capital. Risk-based capital ratios are calculated with reference to risk-weighted assets which include both on and off-balance sheet exposures. The minimum required qualifying total capital ratio will be 8%, of which at least 4% must consist of Tier 1 Capital. At September 30, 1993, the Bank's Tier 1 Capital totaled $30,730,000 and Total Capital was $33,865,000. The Bank's Tier 1 capital to total risk weighted assets ratio was 12.25% and its Total Capital to total risk weighted assets ratio was 13.50%.

It is the intention of the Bank to continue capital augmentation through earnings retention net of dividends in future years.

Liquidity

Historically, the Bank's balance sheet has shown a high degree of liquidity. The following table shows balance sheet proportions for the quarter ending September 30, 1993 and for the years ending December 31, 1992 and December 31, 1991.

AVERAGE BALANCE SHEET

                                9/30/93          12/31/92           12/31/91
                                -------          --------           --------
ASSETS
Cash & Due From Banks    $ 24,831    6.68%  $ 21,383    6.15%  $ 17,299    5.60%
Investment Securities      71,508   19.22%    70,134   20.18%    66,201   21.43%
Fed Funds Sold             30,150    8.10%    25,950    7.47%    27,283    8.83%
Loans                     226,213   60.81%   211,204   60.77%   180,647   58.48%
Premises & Equipment       14,770    3.97%    14,611    4.20%    13,321    4.31%
Other Assets                4,522    1.22%     4,251    1.22%     4,172    1.35%
                         --------  ------   --------  ------   --------  ------
  TOTAL ASSETS           $371,994  100.00%  $347,533  100.00%  $308,923  100.00%
                         ========  ======   ========  ======   ========  ======

LIABILITIES
Demand Deposits          $ 48,619   13.07%  $ 40,712   11.71%  $ 35,227   11.40%
Savings & Now              75,563   20.31%    67,141   19.32%    55,408   17.94%
Money Funds               191,562   51.50%   177,367   51.04%   150,012   48.56%
Time Deposits              23,399    6.29%    32,392    9.32%    40,673   13.17%
                         --------  ------   --------  ------   --------  ------
  Total Deposits         $339,143   91.17%  $317,612   91.39%  $281,320   91.06%
Other Borrowings            1,566    0.42%     1,354    0.39%     1,181    0.38%
Other Liabilities           1,482    0.40%     1,783    0.51%     2,687    0.87%
                         --------  ------   --------  ------   --------  ------
  TOTAL LIABILITIES      $342,191   91.99%  $320,749   92.29%  $285,188   92.32%
SHAREHOLDERS EQUITY        29,803    8.01%    26,784    7.71%    23,735    7.68%
                         --------  ------   --------  ------   --------  ------
  TOTAL LIABILITIES
    AND EQUITY           $371,994  100.00%  $347,533  100.00%  $308,923  100.00%
                         ========  ======   ========  ======   ========  ======


Totals may not add due to rounding.

Bank assets containing a high degree of liquidity are Cash & Due From Banks, Investment Securities and Federal Funds Sold. For the quarter ending September 30, 1993, those assets comprised 34.00% of the Bank's assets compared to 33.80% in 1992 and 35.86% in 1991.

A principal source of liquidity is new deposit generation.  Historically, loan
generation has lagged deposit growth.    The loan to deposit ratio increased
from 64.21% in 1991 to 66.50% in 1992 and increased to 66.70% in the third quarter of 1993. Growth rates for the third quarter of 1993 and for the years 1992 and 1991 are shown in the following table.

                        September, 1993     1992         1991
                        ---------------     ----         ----
Net Loans                 $226,213       $211,204      $180,647
Growth Rate                   7.11%         16.92%        12.49%
Deposits                  $339,143       $317,612      $281,320
Growth Rate                   6.78%         12.90%        12.76%
Loans to Deposits            66.70%         66.50%        64.21%

The investment portfolio is another source of liquidity. While a portion of the portfolio is intended to be a permanent investment, a portion is invested in short-term obligations pending re-employment of these funds in the loan portfolio or for deposit withdrawals. As of September 30, 1993, the investment portfolio totaled $69,159,825.

Of that amount, $1,394,709, or 2.02% of the total portfolio matures within one year. Additionally, the securities in the portfolio are freely marketable.

Other internal sources of liquidity are the retention of earnings and cash flow generated in the loan portfolio.

External sources of liquidity include borrowings available to the Bank. As of September 30, 1993, the Bank has two lines available totaling $10,000,000 of which $5,000,000 is committed until June 30, 1994, and on which commitment fees have been paid. $5,000,000 is on an "as available" basis.

Indebtedness of Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which, in the opinion of the Bank's Management, do not involve a greater risk of collectibility. Furthermore, it is the Bank's policy to preclude its executive officers from borrowing from the Bank and any loan to a director must be approved by the entire Board of Directors.

The following table summarizes the loans to Directors and Principal Holders of Equity Securities in the quarter ended September 30, 1993:

Outstanding Balances as of June 30, 1993                        $1,320,918.26

Aggregate Amount of New Loans Made                                  30,000.00

Aggregate Amount of Repayments                                     347,756.54

Aggregate Amount of Other Changes                                  444,424.25

Aggregate Amount of Outstandings at September 30, 1993          $1,447,585.97

During the period ended September 30, 1993, none of these loans became past due or was placed on non-accrual.

Results of Operations

In the quarter ended September 30, 1993, average daily assets increased by $32.1 million or 9.27% over the third quarter 1992 and increased by $1.2 million, or .33%, over the second quarter of 1993. Deposits and other borrowings increased $29.2 million, or 9.19% over the third quarter of 1992 and decreased $.3 million, or .08% over the second quarter of 1993. The mix in earning assets reflects changes in loan demand. Loans as a percent of earning assets were

66.26% for the quarter ended September 30, 1993, compared to 71.22% for the third quarter of 1992 and 67.51% for the second quarter of 1993.

Net Interest Income and Margin

In the three months ended September 30, 1993, net interest income on a fully taxable equivalent basis decreased $3,000, or 0.06% from the preceding quarter and increased $363,000, or 8.45%, over the same period in 1992.

Interest-earning assets averaged $337.0 million, an increase of $28.5 million, or 9.23%, over the same period in 1992. Interest earned on those assets increased $77,000, or 1.24%, for a total of $6,268,000 in this period. The composite fully taxable equivalent yield on interest-earning assets decreased from 7.96% in the third quarter of 1992 to 7.38% in the current period. Compared with the preceding period, interest on earning assets decreased $30,000, or 0.48%. Yields decreased ten basis points from 7.48% to 7.38%.

Average interest-bearing liabilities increased by $29.2 million to $346.8 million, or 9.19% over the same period in 1992. Interest expense decreased $286,000, or 15.08%. The composite average cost of funds decreased from 2.37% to 1.84%. In this quarter, compared to the prior quarter, the cost of funds decreased by six basis points from 1.90% to 1.84%. Net interest margin increased from 5.52% in the third quarter of 1992 to 5.53% in the second quarter of 1993 and decreased to 5.48% in the current quarter.

Non-Interest Income

In this period, non-interest income increased $125,300, or 16.65% over the same period in 1992 and increased $13,900, or 1.61% from the prior period. Non-interest income is derived from Trust Department fees, service charges on deposit accounts, other fees and charges and safe deposit rentals. In this period, trust fees accounted for $621,279 or 70.77% of non-interest revenue. Increases in non-interest income over the prior year are due to increased volume of trust business.

Non-Interest Expense

Non-interest expense increased $461,100, or 16.09%, in this period compared to the same period in 1992, and increased $388,700 or 13.31% over the prior period. Overall increases in non-interest expense are due to increases in deposits and earning assets and increased staff and other costs necessary to service this growth. A portion of the increase is due to increased FDIC assessment rates. FDIC assessment increased by $15,300 or 8.67% to $192,400 in the current period.

Provision for Loan and Lease Losses

The Bank provided $500,000 for loan losses in this period compared to $675,000 provided in the third quarter of 1992 and to $300,000 in the second quarter of 1993. The Bank's Reserve for Loan Losses is maintained at a level that Management believes will be adequate to absorb possible losses. Management evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current economic conditions that may affect the borrower's ability to repay.

The balance of the reserve for loan losses was $4,044,239 at September 30, 1993 compared to $3,952,216 at June 30, 1993 and $3,739,129 at September 30, 1992.
Net losses totaled $407,977 in the third quarter of 1993 compared to $182,880 in the second quarter of 1993 and to $19,077 in the second quarter of 1992.

Loans on non-accrual totaled $4,817,855 at September 30, 1993 compared to $4,635,104 at September 30, 1992 and $4,897,000 at June 30, 1993. These levels of non-accrual loans are due to deterioration in the local economy, particularly in real estate.

Letters of Credit

At September 30, 1993, the Bank's commitments under unused letters of credit were $6,985,222 of which 20% are reasonably expected to be exercised within the next twelve months. At September 30, 1992, such commitments totaled $5,927,882 and at June 30, 1993, $7,238,000.


              (The balance of this page intentionally left blank.)

The following table is a summary of the major elements of income and expenses for the quarter ended September 30, 1993, compared with the same quarter of 1992 and the quarter ended June 30, 1993.

                               For the Three Months Ended                 For the Three Months Ended
                               ---------------------------                --------------------------
                               September 30   September 30    Percent     September 30     June 30     Percent
                               ------------   ------------    -------     ------------     -------     -------
                                   1993           1992        Change         1993           1991       Change
                                   ----           ----        ------         ----           ----       ------
Interest Income                 $5,944,964     $5,883,022       1.05%     $5,944,964     $5,974,698     -0.50%
Interest Expense                 1,609,567      1,896,145     -15.11%      1,609,567      1,637,117     -1.68%
                                ----------     ----------                 ----------     ----------

Net Interest Income             $4,335,397     $3,986,877       8.74%     $4,335,397     $4,337,581     -0.05%

Provision for Loan Losses          500,000        675,000     -25.93%        500,000        300,000     66.67%
                                ----------     ----------                 ----------     ----------

Net Interest Income after
  Provision for Loan Losses     $3,835,397     $3,311,877      15.81%     $3,835,397     $4,037,581     -5.01%

Non-Interest Income                877,864        752,553      16.65%        877,864        863,971      1.61%
Non-Interest Expense             3,326,599      2,865,522      16.09%      3,326,599      3,311,051      0.47%
                                ----------     ----------                 ----------     ----------

Income Before Securities Gains  $1,386,662     $1,198,908      15.66%     $1,386,662     $1,590,501    -12.82%

Net Gain on Sale of Securities      15,375              0       0.00%         15,375              0    100.00%
                                ----------     ----------                 ----------     ----------

Net Income Before Income Taxes  $1,402,037     $1,198,908      16.94%     $1,402,037     $1,590,501    -11.85%

Income Taxes                       412,153        330,740      24.62%        412,153        467,556    -11.85%
                                ----------     ----------                 ----------     ----------

Net Income                      $  989,884     $  868,168      14.02%     $  989,884     $1,122,945    -11.85%
                                ==========     ==========                 ==========     ==========
Earnings per Share of
  Common Stock:
  Net Income                         $0.71          $0.65       9.23%          $0.71          $0.81    -12.35%
Dividends per Share of
  Common Stock                       $0.35          $0.55     -36.36%          $0.35          $0.35      0.00%

INTEREST RATES AND NET INTEREST DIFFERENTIAL

The major portion of the Bank's income results from the difference between interest income derived from earning assets and interest expense paid on liabilities incurred primarily for the funding of those assets. The difference is referred to as net interest income. Net interest income expressed as a percent of average total earning assets is referred to as net interest margin. Net interest income and net interest margin are summarized in the following comparisons for the three months ended September 30, 1993 over the same period in 1992 and for the three months ended June 30, 1993. Average balances are expressed in thousands of dollars:

                                                        FOR THE THREE MONTHS ENDED
                                         SEPTEMBER 30, 1993                    SEPTEMBER 30, 1992
                                  -----------------------------------------------------------------------
                                  AVERAGE      INCOME/       YIELD/     AVERAGE      INCOME/       YIELD/
                                  BALANCE      EXPENSE       RATE %     BALANCE      EXPENSE       RATE %
ASSETS
Investment Securities:
  Taxable                         $ 35,031      $  585        6.63%     $ 35,247      $  623        7.01%
  Non-Taxable*                      34,879         950       10.81%       33,494         906       10.73%
Federal Funds Sold                  35,935         271        2.99%       20,020         155        3.07%
Loans-Interest & Fees              231,110       4,462        7.66%      219,719       4,507        8.14%
  Total Earning Assets             336,955       6,268       7.385%      308,480       6,191        7.96%

Cash & Due From Banks               26,416                                21,290
Premises & Equipment                14,787                                14,796
Other Assets                           544                                 1,998

  Total Assets                    $378,702                              $346,564

LIABILITIES & SHAREHOLDERS EQUITY

Deposits & Borrowings
  Demand                          $ 51,680      $    0        0.00%     $ 39,011      $    0        0.00%
  Savings & Now                     75,979         211        1.10%       67,025         290        1.72%
  Money Funds                      193,768       1,208        2.47%      177,090       1,297        2.91%
  Time                              24,779         185        2.96%       31,848         292        3.64%
  Other Borrowed Funds                 551           6        4.32%        2,604          17        2.59%

Total Deposits & Borrowings        346,757       1,610        1.84%      317,578       1,896        2.37%

Other Liabilities                    1,517                                 1,814
Shareholders' Equity                30,428                                27,172

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY            $378,702                              $346,564

Interest and Loan Fee Income                     6,268        7.38%                    6,191        7.96%
Interest Expense**                               1,610        1.90%                    1,896        2.44%

NET INTEREST INCOME AND MARGIN                  $4,658        5.48%                   $4,295        5.52%

 *Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $322,965 for the quarter ending September 30, 1993 and $308,287 for the quarter ending September 30, 1992.
**Interest on deposits as a percent of earning assets.

                                                         For the Three Months Ended
                                         September 30, 1993                    June 30, 1993
                                   ------------------------------------------------------------------
                                   Average      Income/      Yield/     Average     Income/    Yield/
                                   Balance      Expense      Rate %     Balance     Expense    Rate %
ASSETS
Investment Securities:
  Taxable                          $ 35,031     $  585        6.63%    $ 36,308     $  632      6.98%
  Non-Taxable*                       34,879        950       10.81%      36,128        952     10.57%
Federal Funds Sold                   35,935        271        2.99%      34,778        244      2.81%
Loans-Interest & Fees               231,110      4,462        7.66%     230,622      4,470      7.77%
  Total Earning Assets              336,955      6,268        7.38%     337,836      6,298      7.48%

Cash & Due From Banks                26,416                              24,258
Premises & Equipment                 14,787                              14,780
Other Assets                            544                                 598

  Total Assets                     $378,702                            $377,472

LIABILITIES & SHAREHOLDERS EQUITY

Deposits & Borrowings
  Demand                           $ 51,680     $    0        0.00%    $ 45,647     $    0      0.00%
  Savings & Now                      75,979        211        1.10%      76,960        229      1.19%
  Money Funds                       193,768      1,208        2.47%     200,434      1,241      2.48%
  Time                               24,779        185        2.96%      21,543        153      2.85%
  Other Borrowed Funds                  551          6        4.32%       1,880         14      2.99%

  Total Deposits & Borrowings       346,757      1,610        1.84%     346,464      1,637      1.90%

Other Liabilities                     1,517                               1,314
Shareholders' Equity                 30,428                              29,694

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY             $378,702                            $377,472

Interest and Loan Fee Income                     6,268        7.38%                  6,298      7.48%
Interest Expense**                               1,610        1.90%                  1,637      1.94%

NET INTEREST INCOME AND MARGIN                  $4,658        5.48%                 $4,661      5.53%

* Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $308,287 for the quarter ending September 30, 1993 and $323,660 for the quarter ending June 30, 1993.
**Interest on deposits as a percent of earning assets.

PART II

ITEM 1.  LEGAL PROCEEDINGS

There are no material legal proceedings to which the bank is a party.

ITEM 2.  CHANGES IN SECURITIES

None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

There have been no defaults upon senior securities.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

An index of all financial statements files as a part of this quarterly report is set forth at page 2 and is incorporated herein by reference.

There are no other applicable exhibits to be files as a part of this report.

No Form 8-K Report was required to be filed in the third quarter of 1993.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             University National Bank and
                                             Trust Company


                                             By: /s/ Carl J. Schmitt
                                                 ---------------------------
                                                 Carl J. Schmitt, Chairman
                                                 and Chief Executive Officer

Date: October 11, 1993

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the date indicated.

Signature                                    Title
- ---------                                    -----
Carl J. Schmitt*                             Chairman of the
                                             Board, Chief Executive
                                             Officer, Director (Principal
                                             Executive Officer)

Gayle A. Anderson*                           Executive Vice President
                                             and Chief Financial
                                             Officer (Principal Financial
                                             and Principal Accounting
                                             Officer)

Lawrence A. Aufmuth*                         Director

Thomas R. Brown*                             Director

Linda R. Meier*                              Director

Betsy J. Morgenthaler*                       Director

J. Boyce Nute*                               Director

George G. C. Parker*                         Director

William A. Preston*                          Director

Leslie M. Quist*                             Director

Leonard Ware*                                Director

*By: /s/ Carl J. Schmitt
     -------------------
     (Carl J. Schmitt,
     Attorney-In-Fact)
                                             Date: October 11, 1993